Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES COMPLETION OF BRANCH ACQUISITION

June 18, 2015

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today announced the completion of its previously announced acquisition of 18 branches from Bank of America, National Association. Deposits assumed in the transaction totaled approximately $654 million, with an additional $3.5 million in loans assumed and $12 million in fixed assets acquired.

Commenting on the transaction, Edwin W. Hortman, Jr., President and CEO of Ameris Bancorp, said “We are pleased to have this acquisition and conversion of the branches behind us and look forward to servicing the new customers of Ameris Bank. Our focus now is on investing the new liquidity from both of our recent transactions and achieving the revenue targets we established previously. Our organic loan production, combined with the purchase of investments and whole loan pools, appear to be sufficient to have the new funds fully invested by the end of 2015 at better than initially expected yields.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and has, as of the date of this news release, 104 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. Ameris Bancorp (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.